Exhibit 10.9

DAKOTA GOLD CORP

2022 STOCK INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Pursuant to the Dakota Gold Corp. 2022 Stock Incentive Plan (the “Plan”), the Grantee listed below has been granted an option to acquire shares of common stock of Dakota Gold Corp., a Nevada corporation, (the “Company”), as designated below and subject to the terms of the Plan and this stock option award agreement. Capitalized terms not defined herein have the meaning ascribed to them in the Plan. The Company hereby grants to Grantee, and Grantee hereby accepts, an option (the “Option”) to purchase the number of shares of common stock of the Company specified below, during a term ending at midnight (prevailing local time at the Company’s principal offices) on the expiration date of this Option specified below, at the Option exercise price specified below, subject to, in all respects, to the vesting requirements set forth in Section 2 “VESTING SCHEDULE AND EXPIRATION”.

1.IDENTIFYING PROVISIONS. As used in this stock option award agreement (the “Agreement” or “Option Agreement”), the following terms shall have the following respective meanings:

(1)Grantee: _________________________

(2)Effective Date of grant: __________________________

(3)Number of shares optioned*: ___________ common shares

(4)	Option exercise price per share[1] : US$_____

(5)Expiration date for exercising vested Options: __________

(6)Options are Non-qualified Stock Options

2.VESTING AND EXPIRATION. The Option shall vest [1/3 annually, starting on the first anniversary following the Effective Date, each such date a vesting date]2, provided Grantee continues to provide services to the Company or one or more of its Subsidiaries from the Effective Date through the applicable vesting date. Such vesting shall accelerate upon a “Change of Control,” as defined in the Plan. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s

*Hereinafter referred to as the “Shares” or the “Option Shares”.

1 The exercise price cannot be less than 100% of the Fair Market Value as determined under Code Section 409A valuation principles (“FMV”). Although the Plan permits establishing FMV based on an “average of trading days”, for Grantee’s subject to U.S. income tax, any such averaging must be prospective, i.e. the average over a period of days after the date of grant. Thus, using a 5-day retroactive volume weighted average price is not acceptable.

2 Insert intended vesting schedule and/or vesting conditions.

securities immediately before such transaction. If a Change of Control occurs then Grantee’s unvested options shall vest immediately.

3.TERMINATION PROVISIONS. The rights associated with the vesting and exercise of this Option is subject to the following additional restrictions and limitations:

(a)

Employment Agreement. If you have an employment agreement with the Company that provides for accelerated vesting upon certain terminations of employment, your award shall vest upon any such enumerated termination of employment to the extent provided and pursuant to the terms and conditions of your employment agreement.

(b)

Termination for Cause. If Grantee’s employment or service with the Company or a Subsidiary is terminated for Cause while this Option remains outstanding: (i) any outstanding and nonvested Options shall be forfeited as of the date immediately preceding the Grantee’s termination of employment or service; and (ii) any vested and unexercised Options shall be forfeited as of the date immediately preceding the Grantee’s termination of employment or service.

(c)

Disability or Death of Grantee. If the Grantee’s employment or service with the Company or a Subsidiary is terminated due to Disability or death while this Option remains outstanding, or if the Grantee dies within three months following Grantee’s termination of employment or service, the Grantee, or the Grantee’s legal representative, or representatives or the persons entitled to do so under the Grantee’s last will and testament or under applicable interstate laws, shall have the right to exercise this Option, but only for the number of shares as to which this Option had vested as of the date of the Grantee’s death or termination of employment or service due to Disability, and such rights to exercise vested options shall expire and this Option shall terminate one year after the date of the Grantee’s death or termination of employment or service due to Disability, or if earlier, on the expiration of the term of the Option. Options that were unvested at the time of Grantee’s death or termination of employment or service shall be forfeited and shall terminate upon such death or termination of employment or service due to Disability.

(d)

Termination of Employment or Service (Except by Death, Disability or for Cause). If the Grantee’s employment or service with the Company or a Subsidiary is terminated for any reason other than for Cause, Disability or death while this Option remains outstanding, Grantee shall have the right to exercise the Option, but only for the number of shares as to which this Option had vested as of the date of the such termination of employment or service, and such rights to exercise vested options shall expire and this Option shall terminate three months after the date of Grantee’s termination of employment or service, or, if earlier on the expiration of the term of the

Option. Options that were unvested at the time of Grantee’s termination of employment or service shall be forfeited and shall terminate upon Grantee’s termination of employment or service.

4.RESTRICTIONS.

(a)

Restrictions on Transferability and Assignment of Option. This Option may not be sold, pledged or otherwise transferred by the Grantee other than by will or the laws of descent and distribution and may be exercised during the Grantee’s lifetime only by the Grantee or the Grantee’s guardian or legal representative subject to the limitations herein.

(b)

Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions on the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, those restrictions are necessary or desirable to achieve compliance with the Securities Act, the securities laws of any state or any other law. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 4 is conclusive and binding on the Grantee and all other persons.

(c)

Investment Intent at Exercise. If the sale of Shares under this Agreement is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Grantee will represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to their sale or distribution, and will make any other representations that are deemed necessary or appropriate by the Company and its counsel.

(d)	Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 4 is conclusive and binding on the Grantee and all other persons.

5.CALIFORNIA PARTICIPANTS. In addition to the other provisions of the Plan (and notwithstanding any other provision of the Plan to the contrary), the following limitations and requirements will apply to any option granted to a Participant that receives an option issued in reliance on Section 25102(o) of the California Corporations Code (each, a “California Participant”).

(a)Notwithstanding anything stated herein to the contrary, no option granted to a California Participant shall be exercisable on or after the 10th anniversary of the date of grant.

(b)Options granted to California Participants are non-assignable and non-transferable except by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the U.S. Securities Act.

(c)Notwithstanding anything stated herein to the contrary, the board of directors of the Company shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code.

(d)Unless a California Participant’s employment is terminated for cause, the right to exercise an option awarded under the Plan in the event of termination of employment continues until the earlier of: (i) the expiry date set forth in the applicable option certificate or (ii) (A) if termination was caused by death or Permanent Disability, at least six months from the date of termination and (B) if termination was caused other than by death or Permanent Disability, at least thirty days from the date of termination. “Permanent Disability” for the purposes of this Section 10(d) shall mean the inability of a California Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the California Participant’s position with the Company because of the sickness or injury of such California Participant.

(e)Options under the Plan shall be granted by the earlier of (i) ten years from the date the Plan is adopted or (ii) ten years from the date the Plan is approved by the Company’s security holders.

(f)The Company shall furnish summary financial information (audited or unaudited) of the Company’s financial condition and results of operations, consistent with the requirements of applicable laws, at least annually to each California Participant during the period such California Participant has one or more options outstanding; provided, however, the Company shall not be required to provide such information if (i) the issuance is limited to key persons whose duties in connection with the Company assure their access to equivalent information or (ii) the Plan or any option certificate complies with all conditions of Rule 701 of the U.S. Securities Act; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701 of the U.S. Securities Act.

(g)The Company will not grant options to California Participants unless: (i) the Company is a foreign private issuer, as defined by Rule 3b-4 under the United States Securities Exchange Act of 1934, as amended, on the grant date of the option, and the aggregate number of persons in California granted awards under all compensation plans and agreements and issued securities under all purchase and bonus plans and agreements of the Company does not exceed 35; or (ii) prior to any grant made in reliance upon this subclause (ii) and within 12 months before or after the Plan was adopted by the board of directors of the Company, the Plan is approved by a majority of the Company’s outstanding securities entitled to vote, not counting for the purpose of calculating such vote any securities issued upon exercise or vesting of options granted in California.

6.ADJUSTMENTS AND CORPORATE REORGANIZATIONS. If the outstanding shares of stock of the class then subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalization, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the exercise price and number of Shares.

7.EXERCISE, PAYMENT FOR AND DELIVERY OF STOCK. The vested portion of this Option may be exercised, prior the expiration date set forth above, by the Grantee or other person then entitled to exercise it by delivering a notice of exercise to the Company, in a form specified or accepted by the Company, specifying the number of shares to be purchased and the total purchase price, accompanied by a certified or cashier’s check payable to the order of the Company in payment of such price, provided that the Committee, in its sole discretion, may permit payment of the Option exercise price in accordance with any of the methods set forth in Section 6.5 of the Plan, including, without limitation, through a cashless (broker-assisted) exercise or “net settlement”. If the Company is required to withhold on account of any federal, state, provincial, or local tax imposed as a result of such exercise, the notice of exercise shall also be accompanied by a certified or cashier’s check payable to the order of the Company in payment of the amount thus required to be withheld (the “Withholding Obligation”). Notwithstanding the foregoing, the Committee, in its sole discretion, may: (i) subject to any limitations under applicable laws, withhold the Withholding Obligation amount from any remuneration or other amount payable by the Company or any subsidiary to the Grantee, and by acceptance of this Option, Grantee hereby consents to such action; (ii) to the extent permitted by a applicable exchange rules, require the sale, on behalf of the Grantee, of a number of Shares issued upon exercise of the Option and remittance to the Company from the net proceeds of such sale an amount sufficient to satisfy the Withholding Obligation; or (iii) enter into any other suitable arrangement for the receipt of the Withholding Obligation amount.

8.ISSUANCE OF SHARES. After receiving a proper notice of exercise with payment of the exercise price and the amount of the Withholding Obligation, the Company shall cause to be issued Shares (either in certificate or book entry form, as determined by the Company) as to which this Option has been exercised, registered in the name of the person exercising the Option (or in the name of such person and his or her spouse as community property or as joint tenant with rights of survivorship).

9.RIGHTS IN STOCK BEFORE ISSUANCE AND DELIVERY. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

10.RULE 16B-3 COMPLIANCE. Unless otherwise provided herein, the options are intended to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Payment of the exercise price by a Grantee, who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act is subject to pre-approval by the administrator, as designated by the board of directors of the Company, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Grantee involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Grantee and the material terms of the options involved in the transaction.

11.REQUIREMENTS OF LAW. By accepting this Option, the Grantee represents and agrees for himself or herself and his or her transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act is in effect as to shares purchased upon any exercise of this Option, (a) any and all shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (b) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution. No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law or any other requirement of law or of any regulatory body having jurisdiction over the Company.

12.NOTICE. Any notice required by the terms of this Agreement shall be given in writing and notice to the Company shall be deemed effective upon receipt by the Company (i) upon personal delivery, (ii) through registered or certified mail with postage and fees prepaid; or (iii) through electronic notification using a form and process approved by the Company. If mailed or delivered, notice to the Company shall be addressed to the Company at its principal executive office and notice to the Participant shall be addressed to the address that he or she most recently provided to the Company.

13.CHOICE OF LAW; VENUE. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, other than any choice of law rules calling for the application of laws of another jurisdiction. Any party bringing a legal action or proceeding against any other party arising out of or relating to this Agreement may bring the legal action or proceeding in the United States District Court for the State of Nevada or in any court of the State of Nevada. Each party waives, to the fullest extent permitted by law (i) any objection it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Agreement brought in a court described in the preceding sentence and (ii) any claim that any legal action or proceeding brought in any such court has been brought in an inconvenient forum.

14.COMPLIANCE MATTERS. The Company may require from the Grantee such investment representation, undertaking or agreement, if any, as the Company may consider necessary in order to comply with applicable laws and policies of any applicable exchange. The Grantee understands and acknowledges that Shares to be issued upon exercise of this option may be issued subject to any restrictive legend or other transfer restrictions as may be required by applicable securities laws and stock exchange requirements.

15.NO RETENTION RIGHTS. Nothing in this Option or in the Plan shall confer upon the Grantee any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without Cause.

16.INCORPORATION OF POLICIES. This option and all compensation awarded under this Agreement shall be subject to the terms of any clawback, noncompetition, confidentiality or nondisclosure policies as may be adopted by the Company from time to time and the terms of any agreements as may be in place between the Grantee and the Company or any subsidiary from time to time.

17.ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

18.ACKNOWLEDGMENT. The Option shall not be effective until the Grantee dates and signs the form of acknowledgment below and returns a signed copy or otherwise signs pursuant to any method of electronic acceptance approved by the Company or made available to the Grantee through the platform of any third-party administrator or record-keeper retained by the Company to administer Awards granted under the Plan. By your signature and the signature of the Company’s representative, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Dakota Gold Corp. 2022 Stock Incentive Plan and this Agreement.

IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

GRANTEE:	DAKOTA GOLD CORP.

Name:	Name:
Title: